Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
 PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-K of Canfield Medical Supply, Inc., a company duly formed under the laws of Colorado (the "Company"), for the quarter ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Stephen H. West, Chief Financial Officer of the Company, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 29, 2019	/s/ Stephen H. West
Stephen H. West Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) (Principal Executive Officer)

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Canfield Medical Supply, Inc. and will be retained by Canfield Medical Supply, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.